Exhibit 10.1

Execution Version

Mast Therapeutics, Inc.

Amendment No. 1

to

Lock-Up Agreement

January 21, 2017

This Amendment No. 1 to Lock-Up Agreement (this “Amendment”) is being entered into as of January 21, 2017 by and between the undersigned and Mast Therapeutics, Inc. (the “Parent”) and shall amend the Lock-Up Agreement (the “Agreement”), dated as of January 6, 2017 executed by the undersigned in connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Parent, Victoria Merger Corp., (“Merger Sub”), and Savara Inc. (the “Company”), dated as of January 6, 2017. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement or Merger Agreement.

The fifth paragraph of the Agreement shall be amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, the undersigned may transfer any of the Securities (i) as a bona fide gift or gifts or charitable contribution(s), (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions of shares of Parent Common Stock or any security convertible into or exercisable for Parent Common Stock to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Parent Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), (ix) to Parent in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the Effective Time whereby Parent has the option to repurchase such shares or securities, (x) acquired by the undersigned in open market transactions after the Effective Time, (xi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s capital stock involving a change of control of the Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement, (xii) pursuant to an order of a court or regulatory agency, or (xiii) solely to the extent necessary to fund the payment of tax withholding obligations due with respect to the settlement of restricted stock units awarded to the undersigned with a grant approval date of January 17, 2017;  provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement; and provided, further, in the case of clauses (i)-(x), no filing by any party under

Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Except as expressly set forth above, the Agreement shall remain in full force and effect in accordance with its original terms. This Amendment may be executed in one or more counterparts all of which shall be considered one and the same Amendment.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties hereto have executed this Agreement on the date first above written.

Very truly yours,

Printed Name of Holder

By:

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf of an entity)

AGREED AND ACKNOWLEDGED

MAST THERAPEUCTICS, INC.

By:

Name:

Title: